UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2010
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 13, 2010 (the “Annual Meeting”). At the Annual Meeting, 208,498,619 shares of common stock, without par value, or approximately 86% of the 242,217,778 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.
Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each such matter.
     1. Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one year term expiring at the 2011 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 24,309,328 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

	Shares of Common	Shares of Common Stock
Name of Director	Stock Voted For	Voted Against	Abstentions

James C. Boland	179,379,933	3,967,185	842,174
James A. Firestone	174,415,771	8,864,764	908,757
Robert J. Keegan	178,615,043	4,949,262	624,987
Richard J. Kramer	179,741,933	3,954,883	492,476
W. Alan McCollough	178,976,643	4,346,471	866,178
Denise M. Morrison	179,602,614	3,822,067	764,611
Rodney O’Neal	179,421,228	3,902,529	865,535
Shirley D. Peterson	179,488,506	3,939,987	760,799
Stephanie A. Streeter	179,484,729	3,720,036	984,527
G. Craig Sullivan	178,876,584	4,296,411	1,016,297
Thomas H. Weidemeyer	179,456,602	3,722,542	1,010,148
Michael R. Wessel	179,062,132	4,051,904	1,075,256
     2. Ratification of Appointment of Independent Registered Public Accounting Firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2010 was submitted to, and voted upon by, the shareholders. There were 204,178,572 shares of common stock voted in favor of, and 3,737,572 shares of common stock voted against, said resolution. The holders of 582,475 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 19, 2010
	By	/s/ David L. Bialosky
David L. Bialosky Senior Vice President, General Counsel and Secretary